FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP AND POTOMAC BANK OF VIRGINIA
ANNOUNCE DEFINITIVE MERGER AGREEMENT

$64.7 million acquisition to expand Sandy Spring Bancorp’s footprint into high-growth Northern Virginia market

OLNEY, MD, and FAIRFAX, VA, October 11, 2006 – Sandy Spring Bancorp (Nasdaq: SASR) and Potomac Bank of Virginia (OTC BB: PBOV) today announced execution of a definitive merger agreement for Sandy Spring to acquire Potomac Bank and enter Virginia in a transaction currently valued at approximately $64.7 million in stock and cash. Sandy Spring’s acquisition of Potomac will add approximately $247 million in total assets, $193 million in gross loans, $192 million in total deposits, and 4 full service branches located in the affluent, fast-growing markets of Fairfax, Vienna and Chantilly in Northern Virginia.

Under the terms of the agreement, Sandy Spring will acquire all of the shares of Potomac common stock for a combination of approximately 50% Sandy Spring common stock and approximately 50% cash. The stock consideration will be at a fixed exchange ratio of 0.6143 Sandy Spring shares for each Potomac share and the cash consideration will be $21.75 per share. The transaction, which has been approved by both Potomac’s and Sandy Spring’s board of directors, is expected to close in the 1st quarter of 2007, pending regulatory approvals and the approval of Potomac Bank’s shareholders. Potomac shareholders will be permitted to elect Sandy Spring common stock or cash, or a combination of each; subject to proration procedures to preserve the aggregate 50% stock and 50% cash consideration mix. The stock portion of the consideration to Potomac shareholders is intended to qualify as a tax-free transaction. As part of the agreement, two members of Potomac's board of directors will be added to the board of Sandy Spring. The transaction is expected to be accretive to Sandy Spring in the first full year following the closing of the transaction.

"The Northern Virginia market and its metropolitan Washington suburbs are an excellent strategic fit for Sandy Spring," said Hunter R. Hollar, President and Chief Executive Officer of Sandy Spring Bancorp. "Sandy Spring has for some time been interested in expanding into the vibrant Northern Virginia market and Potomac Bank provides an excellent opportunity to do so. Even more importantly, the two organizations operate with a similar culture, including outstanding historic asset quality. We are very pleased to add a cadre of talented and experienced professionals to our organization and we see the combined company in a position to expand its presence in Northern Virginia."

“We are pleased with the opportunity to join Potomac Bank of Virginia with Sandy Spring Bank,” said G. Lawrence Warren, Chief Executive Officer and President of Potomac Bank of Virginia. “Like Potomac Bank, Sandy Spring shares our commitment to high quality, customer-focused service. Joining Sandy Spring broadens our array of services and support that enhances value to our shareholders, customers and employees. Further, the employees of Potomac Bank should be extremely proud of their dedication and excellent work which has contributed to the success of our organization.”

Upon approval of the acquisition, Potomac Bank will become a newly-formed division of Sandy Spring Bank and continue to operate under the Potomac name. Potomac will be led by Mr. Warren, as President of the Potomac Division, and he has entered into an employment agreement with Sandy Spring effective as of the closing date of the transaction.

“Operating Potomac Bank as a stand-alone division will allow us to maintain the local identity and to continue to provide Potomac Bank clients with an exceptional and rewarding community banking experience,” said Mr. Hollar. The transaction is expected to result in the reduction of approximately 25% in operating expenses through the elimination of administrative and operational redundancies.

The transaction is subject to, and requires the approval of, Potomac Bank’s shareholders as well as banking and other regulators. Shareholders of Potomac holding approximately 23% of the outstanding shares of Potomac have committed to vote in favor of the transaction. Potomac's Board of Directors has terminated the Agreement and Plan of Share Exchange dated as of February 15, 2006 and, as a result of such termination, Potomac will not be forming a holding company.

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Robert W. Baird & Co. Incorporated acted as financial advisor to Sandy Spring and Dickstein Shapiro LLP acted as Sandy Spring legal counsel. Danielson Capital, LLC acted as advisor to Potomac Bank and Kennedy & Baris, LLP acted as its legal counsel.

Sandy Spring Bancorp third quarter earnings release and conference call

Sandy Spring Bancorp will issue its third quarter earnings press release early on Tuesday, October 17 and the company’s management will host a conference call the same day at 2:00 p.m. to discuss both the merger with Potomac Bank and its third quarter results. A live Web cast of the conference call will be available through the Investor Relations section of the Sandy Spring Web site at www.sandyspringbank.com.

About Sandy Spring Bancorp and Potomac Bank of Virginia

With $2.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company, and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland and the oldest independent banking institution in the state. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 32 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George's counties in Maryland. Through its subsidiaries, the Bank also offers a comprehensive menu of leasing, insurance and investment management services.

Potomac Bank of Virginia is a full-service, state-chartered bank headquartered in Fairfax, Virginia. The Bank maintains four banking offices in the City of Fairfax at 9910 Main Street, in Vienna at 414 Maple Avenue East, in Merrifield at 8501 Arlington Boulevard, and in Chantilly at 14231 Willard Road. In addition, the Potomac Home Funding office is located at 14231 Willard Road, in the Chantilly banking office. The bank offers a broad range of loan, deposit and investment services to businesses and professionals, and consumers in Northern Virginia. Potomac Bank of Virginia opened for business in 1998.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger between Potomac Bank and Sandy Spring Bancorp, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sandy Spring Bancorp’s and Potomac Bank’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the respective managements of Sandy Spring Bancorp and Potomac Bank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sandy Spring Bancorp and Potomac Bank may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Potomac Bank may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sandy Spring Bancorp’s and Potomac Bank’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Sandy Spring Bancorp with the U. S. Securities and Exchange Commission and available on the SEC’s Web site at www.sec.gov. Sandy Spring Bancorp and Potomac Bank caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sandy Spring Bancorp and Potomac Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sandy Spring Bancorp and Potomac Bank do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Sandy Spring Bancorp, Inc. will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by Sandy Spring Bancorp, Inc. will be available free of charge from Shareholder Relations at 301/570-8338.

The directors, executive officers, and certain other members of management and employees of Potomac are participants in the solicitation of proxies in favor of the merger from the shareholders of Potomac. Information about the directors and executive officers of Potomac is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was mailed to shareholders on April 14, 2006, a copy of which is available by calling Stephanie H. Ogle, Senior Vice President/Chief Administrative Officer and Corporate Secretary of Potomac Bank at 703/319-9000.

Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

For Sandy Spring Bancorp:
Investor Contact:
Hunter R. Hollar
301/774-8494
hhollar@sandyspringbank.com

For Potomac Bank:
Investor Contact:
G. Lawrence Warren
703/319-9000
lwarren@potomacbank.com